Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
Tel (212) 922 2200
Fax (212) 922 1512
Direct (212) 922 2206
October 5, 2010
Teekay Tankers Ltd.
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton HM 08
Bermuda
Registration Statement on Form F-3; Final Prospectus dated October 1, 2010
Dear Sirs:
We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Teekay Tankers Ltd. (the “Company”) in connection with the issuance and sale by the Company of up to 9,430,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement on Form F-3 (No. 333-159807) (the “Registration Statement”), the prospectus dated June 5, 2009 (the “Base Prospectus”), the preliminary prospectus supplement to the Base Prospectus dated September 30, 2010 (together with the Base Prospectus, the “Preliminary Prospectus”) and the final prospectus supplement to the Base Prospectus dated October 1, 2010 (together with the Base Prospectus, the “Final Prospectus”).
As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:
(i)	the Registration Statement;
(ii)	the Preliminary Prospectus;
(iii)	the Final Prospectus; and
(iv)	such corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, Teekay Tankers Management Services Ltd. or other affiliates of the Company as we have deemed relevant and necessary.
London • New York • Paris • Hamburg • Munich • Rome • Milan • Madrid • Athens • Piraeus • Singapore • Bangkok
Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.
Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

Teekay Tankers Ltd.	Page 2
October 5, 2010
In such examination, we have assumed: (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (iii) that there have been no undisclosed modifications, either written, verbal or otherwise, of any provision of any document reviewed by us in connection with the rendering of the opinion set forth herein, (iv) the completeness of each document submitted to us and (v) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document or certificate encompassed within the due diligence review undertaken by us.
This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.
Based on the facts as set forth in the Preliminary Prospectus and the Final Prospectus, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Final Prospectus under the caption “Non-United States Tax Considerations— Marshall Islands Tax Considerations” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams (New York) LLP with respect to such matters as of the date of the Final Prospectus and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).
We consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Company and to the references to our firm in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.
Very truly yours,
Watson, Farley & Williams (New York) LLP